INVENTION, NON-DISCLOSURE, AND NON-SOLICITATION AGREEMENT

This Invention, Non-Disclosure, and Non-Solicitation Agreement is made by and between Intercept Pharmaceuticals, Inc. (the "Company") and Mark Pruzanski (the "Employee"). The agreement is retro-active with the effective date being the employee's date of hire, September 4, 2002.

IN CONSIDERATION of the Employee's employment by the Company, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Employee agrees as follows:

1. Condition of Employment.

The Employee acknowledges that her employment with the Company is contingent upon her agreement to sign and adhere to the provisions of this Invention, Non-Disclosure, and Non-Solicitation Agreement (the "Agreement").

2. Proprietary and Confidential Information.

(a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b) The Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Employee agrees that her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and her obligation to return materials and tangible property set forth in paragraph (b) above also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

3. Inventions.

(a) The Employee will make full and prompt disclosure to the Company of all inventions, creations, improvements, discoveries, trade secrets, secret processes, technology, know-how, methods, developments, software, and works of authorship or other creative works, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under the Employee's direction or jointly with others during her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Inventions").

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all her right, title and interest in and to all Inventions and all related patents, patent applications, copyrights and copyright applications to the maximum extent permitted by the laws of the State of New York or any like statute of any other state. The Employee hereby also waives all claims to moral rights in any Inventions. The Employee understands that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of the laws of the State of New York. The Employee agrees to advise the Company promptly in writing of any inventions that she believes meets the criteria in the laws of the State of New York.

(c) The Employee agrees to cooperate fully with the Company and to take such further actions as may be necessary or desirable, both during and after her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Inventions. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Invention. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as her agent and attorney-infact to execute any such papers on her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Invention, under the conditions described in this sentence.

4. Non-Solicitation.

(a) While employed by the Company and for a period of one (1) year after the termination or cessation of Employee’s employment for any reason, the Employee will not, directly or indirectly, either alone or in association with others, recruit or solicit any person who was employed by the Company or engaged as an independent contractor at any time during the period of the Employee's employment with the Company, except for an individual whose employment with or service for the Company has been terminated for a period of six months or longer.

(b) If any restriction set forth in this Section 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(c) The geographic scope of this Section shall extend to anywhere the Company or any of its subsidiaries is doing business, has done business or has plans to do business.

(d) If the Employee violates the provisions of this Section, the Employee shall continue to be held by the restrictions set forth in this Section, until a period equal to the period of restriction has expired without any violation.

5. Other Agreements.

The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Employee further represents that his/her performance of all the terms of this Agreement and the performance of her duties as an employee of the Company do not and will not breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any non-disclosure or non-competition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

6. United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions that are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

7. Not An Employment Contract.

The Employee acknowledges that this Agreement does not constitute a contract of employment, either express or implied, and does not imply that the Company will continue the Employee’s employment for any period of time.

8. General Provisions.

(a) No Conflict. The Employee represents that the execution and performance by him/her of this Agreement does not and will not conflict with or breach the terms of any other agreement by which the Employee is bound.

(b) Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity or enforceability of any other provision of this Agreement.

(d) Waiver. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(e) Employee Acknowledgment and Equitable Remedies. The Employee acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any breach or threatened breach of this Agreement, the Employee agrees that the Company, in addition to such other remedies that may be available, shall be entitled to specific performance and other injunctive relief without posting a bond, and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation or entity with which or into which the Company may be merged or which may succeed to all or substantially all of its assets or business, provided however that the obligations of the Employee are personal and shall not be assigned by the Employee.

(g) Subsidiaries and Affiliates. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(h) Governing Law, Forum and Jurisdiction. This Agreement shall be governed by and construed as a sealed instrument under and in accordance with the laws of the State of New York without regard to conflict of laws provisions. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of New York (or, if appropriate, a federal court located within New York), and the Company and the Employee each consents to the jurisdiction of such a court.

(i) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

WITNESS our hands and seals:

INTERCEPT PHARMACEUTICALS, INC.

/s/ Barbara Duncan		12/31/09
By: Barbara Duncan, CFO	Date

/s/ Mark Pruzanski		Dec. 31, 2009
By: Mark Pruzanski	Date